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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 12, 2004
                                                           ------------



                              DT INDUSTRIES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                    0-23400                44-0537828
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(STATE OR OTHER JURISDICTION        (COMMISSION             (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)          IDENTIFICATION NO.



   907 W. FIFTH STREET, DAYTON, OH                              45407
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   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 586-5600
                                                           --------------

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On May 12, 2004, DT Industries, Inc. (the "Company") and its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of District of Ohio--Western Division. In re: DT Industries, Inc., et al., Case No. 04-34091, May 12, 2004.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On May 13, 2004, the Company issued a press release announcing the bankruptcy filing and that it has signed an asset purchase agreement to sell to Assembly & Test Worldwide, Inc. substantially all of the assets of its Detroit Tool and Engineering Company, Assembly Technology & Test, Inc. and Advanced Assembly Automation, Inc. subsidiaries, and all of the issued and outstanding capital stock of its DT Assembly & Test Europe GmbH subsidiary in Neuwied, Germany, in a transaction to be consummated through an auction process under the United States Bankruptcy Code. The consummation of the transaction is subject to the satisfaction of certain closing conditions, including the entry of an order approving the transaction by the bankruptcy court.

         The purchase price for the assets and stock being sold by the Company is $18.0 million, subject to adjustment in accordance with the terms of the purchase agreement. The Company announced that, if the transaction contemplated by the asset purchase agreement is consummated, it will use the net proceeds from the transaction to repay its debtor-in-possessing financing and a portion of the outstanding indebtedness under its senior credit facility. The Company will attempt to sell the assets that will remain in the bankruptcy estate following consummation of the transaction. The Company does not expect proceeds from these asset sales to be available for distribution to any remaining unsecured creditors or common stock holders.

         The Company also announced its expectation that its common stock will be delisted from the NASDAQ National Market within the next week. A copy of the asset purchase agreement and the press release are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.  The following exhibits are filed herewith.

       * Ex. 2 Asset Purchase Agreement, dated May 12, 2004, by and between DT Industries, Inc., Assembly & Test Worldwide, Inc., Detroit Tool and Engineering Company, Assembly Technology & Test, Inc., and Advanced Assembly Automation, Inc.

         Ex. 99   Press Release dated May 13, 2004.


*  The schedules to the Asset Purchase Agreement have been omitted pursuant to
   Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   May 13, 2004

                                         DT INDUSTRIES, INC.


                                         By: /s/ Dennis S. Dockins
                                             -----------------------------------
                                             Dennis S. Dockins
                                             General Counsel and Secretary